EXHIBIT 21

INTERSTATE GENERAL COMPANY L.P.

CONSOLIDATED ENTITIES AND SUBSIDIARIES OF THE REGISTRANT

DECEMBER 31, 2000

At December 31, 2000, the financial statements of the following entities were consolidated with those of the Registrant in the Consolidated Financial Statements incorporated herein:

  American Family Homes, LLC, a Delaware limited liability company
  Caribe Waste Technologies, Inc., a Puerto Rico corporation
  IWT Bridgeport, Inc., a Delaware corporation
  Interstate General Realty, Inc., a Delaware corporation
  Interstate Waste Technologies, Inc., a Delaware corporation
  Pomfret, LLC, a Delaware limited liability company
  St. Charles Associates Limited Partnership, a Maryland limited partnership
  St. Charles Operating Company, LLC, a Delaware limited liability company

At December 31, 2000, the Registrant and its consolidated entities had the following significant unconsolidated subsidiaries:

  Brandywine Investment Associates Limited Partnership, a Maryland limited partnership
  Chastleton Apartments Associates, a District of Columbia limited partnership
  Coachman's Limited Partnership, a Maryland limited partnership